UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 12, 2003 Date of Report (Date of earliest event reported)

ROYAL GOLD, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-5664	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO		80202-1132
(Address of principal executive offices)		(Zip Code)

303-573-1660 (Registrant's telephone number, including area code)

Item 7.	Financial Statements and Exhibits

(c)	Exhibits

Number	Description

99.1	Press release dated August 12, 2003, "Royal Gold Announces Year End Results and Record Revenues for Fiscal 2003."

Item 12.	Results of Operations and Financial Condition

The following information is furnished pursuant to Item 9 "Regulation FD Disclosure" and Item 12 "Results of Operations and financial Condition."

On August 12, 2003, Royal Gold, Inc. announced record year end results and record revenues for fiscal 2003. The information contained in the press release dated August 12, 2003, regarding the Company's year end results is incorporated herein by reference and is filed as Exhibit 99.1 hereto.

2
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

By:	/s/ Karen Gross
Name:	Karen Gross
Title:	Vice President & Corporate Secretary

Dated: August 12, 2003
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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated August 12, 2003, "Royal Gold Announces Year End Results and Record Revenues for Fiscal 2003."
4
Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION CONTACT:

Stanley Dempsey, Chairman and CEO Karen Gross, Vice President & Corporate Secretary (303) 573-1660

ROYAL GOLD ANNOUNCES YEAR END RESULTS AND RECORD REVENUES FOR FISCAL 2003

          DENVER, COLORADO. AUGUST 12, 2003: ROYAL GOLD, INC. (NASDAQ:RGLD; TSX:RGL) today announced that it had record revenues of $15,788,212 million for fiscal 2003 (June 30), as compared to $12,323,071 in fiscal 2002.

          The Company reported net income of $6,752,346, or $0.34 per basic share for fiscal 2003. For the 2003 fiscal year there were non-cash charges for deferred tax expense of $1,708,053, or $0.09 per basic share. Net income for fiscal 2003 compares to net income of $10,698,723, or $0.60 per diluted share for fiscal 2002. Included in fiscal 2002 year-end earnings was the recognition of a deferred tax asset of $6,849,687, which increased earnings by $0.38 per share.

          Free cash flow for fiscal 2003 was approximately $11.2 million, or 71% of revenues, compared to $8.9 million or 72% of revenues in fiscal 2002. Free cash flow is a non-GAAP financial measure which the Company defines as operating income plus depreciation, depletion and amortization, non-cash charges, and adding back any impairment of mining assets. For a reconciliation of free cash flow to the most directly comparable GAAP financial measure, see Schedule A-Reconciliation.

* * * M O R E * * *

          For the fourth quarter ended June 30, 2003, royalty revenue was $3,717,089, compared to $3,461,299 for the same period in fiscal 2002. The Company reported net income of $1,621,338, or $0.08 per basic share, as compared to net income of $7,352,856, or $0.36 per basic share, for the fourth quarter of fiscal 2002. The fiscal 2002 fourth quarter included the recognition of the deferred tax asset noted above, or $0.38 per basic share.

          At June 30, 2003, the Company had working capital of $34.3 million. Current assets were $36,801,548, compared to current liabilities of $2,505,981, for a current ratio of 15 to 1. General and administrative expenses were $1,966,283 as compared to $1,874,952 in fiscal 2002.

          Stanley Dempsey, Chairman and CEO stated, "We had another great year. We had record revenues, and have grown the Company to hold royalty positions at the three top mining complexes in the U.S. We increased our annual dividend by one-third to $0.10 per share and our free cash flow remains strong, at $11.2 million for the fiscal year."

REVIEW OF OPERATIONS
Pipeline Mining Complex, Lander County, Nevada

          The Company owns two sliding-scale gross smelter return royalties ("GSR1" and "GSR2"), a fixed gross royalty ("GSR3"), and a net value royalty ("NVR1") on the Pipeline Mining Complex. The GSR1 royalty covers the current mine footprint, and the GSR2 ("Super") royalty covers any reserves that are developed on the claim block lying outside the current mine footprint. The GSR2 royalty pays out at a rate that is 80% higher than that of GSR1, at all gold prices. The GSR3 royalty is a 0.71% fixed rate for the life of the mine. The 0.37% NVR1 royalty covers production from the GAS Claims, an area of interest of approximately 4,000 acres including the South Pipeline deposit and Crossroads area, but not including the Pipeline pit. The NVR1 is calculated by deducting processing-related costs, but this royalty is not burdened by mining costs.

          The Pipeline Mining Complex is owned by the Cortez Joint Venture ("Cortez"), a joint venture between Placer Cortez Inc. (60%), a subsidiary of Placer Dome Inc., and Kennecott Explorations (Australia) Ltd. (40%), a subsidiary of Rio Tinto.

          For the fourth quarter of fiscal 2003, the Pipeline Mining Complex produced 226,505 ounces of gold, providing $3,164,209 of royalty revenue to Royal Gold. This compares to 295,668 ounces of gold produced, providing $3,221,654 of royalty revenue to Royal Gold, for the same quarter in fiscal 2002.

* * * M O R E * * *

          For fiscal 2003, the Pipeline Mining Complex produced 1,061,071 ounces of gold, providing $13,953,232 of royalty revenue, as compared to 1,174,276 ounces of gold produced, which provided royalty revenues of $11,658,527 in fiscal 2002. The increase in revenue reflects higher gold prices in the period.

          For the fourth quarter of fiscal 2003, the average gold price was $347 per ounce and Royal Gold's GSR1 royalty rate was 3.00% of production. Current production from the Pipeline Mining Complex is subject to GSR1, GSR3, and NVR1.

For calendar 2003, that operator has advised that the Pipeline Mining Complex will produce about 1.0 million ounces of gold subject to the Company's royalties.
Leeville Project, Eureka County, Nevada

          Royal Gold acquired a 1.8% net smelter return ("NSR") royalty in December 2002, covering a majority of the Leeville project ("Leeville"). Leeville is an underground mine, currently under development by Newmont Mining Corporation. Newmont has announced its intention to initiate production at Leeville in late 2005 or early 2006. Current production on the Leeville royalty land is derived from underground operations on a portion of the Carlin East deposit. During the fourth quarter, the Carlin East deposit produced 21,269 ounces of gold, which were subject to Royal Gold's royalty interest, providing $134,643 in royalty revenue. For fiscal 2003, the Carlin East deposit produced 64,265 ounces of gold subject to Royal Gold's royalty interest, providing $409,729 of royalty revenue.

For calendar 2003, the operator has advised that the Carlin East deposit will produce approximately 110,000 ounces of gold subject to the Company's royalty.
SJ Claims (Goldstrike Mine), Eureka County, Nevada

          Royal Gold acquired a 0.9% NSR royalty in December 2002, covering a portion of the Betze-Post open pit at the Goldstrike mine known as the SJ Claims. The Goldstrike mine is operated by Barrick Gold Corporation ("Barrick"). During the fourth quarter, the SJ Claims produced 105,872 ounces of gold, which were subject to Royal Gold's interest, providing $291,345 in royalty revenue. For fiscal year 2003, the SJ Claims produced 239,124 ounces of gold subject to Royal Gold's interest, providing $720,724 of royalty revenue.

For calendar 2003, the operator has advised that the SJ Claims will produce 395,866 ounces of gold subject to the Company's royalty.
* * * M O R E * * *
Bald Mountain, White Pine County, Nevada

          Royal Gold owns a 1.75% net smelter returns royalty ("NSR") that burdens a portion of the Bald Mountain mine, operated by Placer Dome U.S. Inc. During the quarter, the Bald Mountain mine produced 18,331 ounces of gold, which were subject to Royal Gold's interest, providing $112,588 in royalty revenue. For fiscal 2003, the Bald Mountain mine produced 113,420 ounces of gold, which were subject to Royal Gold's interest, providing $652,107 in royalty revenue.

For calendar 2003, the operator has advised that Bald Mountain has exceeded its original production forecast, but has not yet prepared a new production forecast for the year.
South American Properties (Argentina)
The Company holds a 2% NSR on the Martha silver mine operated by Coeur d'Alene Mines Corporation. Royalty revenue for fiscal 2003 was $52,420.
Fiscal 2004 Outlook

           "We expect our royalty portfolio to continue to generate good cash flow and earnings in fiscal 2004, especially with the strength of the gold price. The sliding-scale features of our royalty structure at the Pipeline Mining Complex were designed to increase payouts to Royal Gold as the gold price increases, and we have been rewarded in fiscal 2002 and 2003 for this stepped price royalty structure. In addition, we protected our downside with step decreases and floors on our sliding-scale royalties and our fixed price royalties. With the current strong gold price environment, our royalty structure continues to give us exposure to improved revenues. We also continue to pursue acquisitions to expand our royalty portfolio," Dempsey said.

          Royal Gold is a precious metals royalty company engaging in the acquisition and management of precious metal royalty interests. Royal Gold is publicly traded on the NASDAQ National Market System under the symbol "RGLD," and on the Toronto Stock Exchange under the symbol "RGL." The Company's web page is located at www.royalgold.com.

Note: Management's conference call reviewing fiscal 2003 will be held today at 10:00 a.m. mountain time (noon Eastern time) and is available by calling 800-603-2779 or 706-634-7230. The call will be simultaneously carried on the Company's web site at www.royalgold.com under the "Presentation" section. A replay on the web site will be available approximately two hours after the call ends. Audio replays will be available about two hours after the call and until August 19, 2003, by dialing 800-642-1687 or 706-645-9291, access number 2077504.

* * * M O R E * * *
_____________________

Cautionary "Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements regarding production levels for calendar 2003, royalty acquisitions, cash flow and earnings, and the sliding-scale features of our royalty structure at the Pipeline Mining Complex. Factors that could cause actual results to differ materially from projections include, among others, precious metals prices, decisions and activities of the operators of our royalty properties, unanticipated grade, geological, metallurgical, processing or other problems the operators of the mining properties may encounter, changes in project parameters as plans continue to be refined, results of current or planned exploration activities, economic and market conditions, future financial needs or opportunities, and the impact of any future acquisitions, as well as other factors described elsewhere in this press release and in our Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. Most of these factors are beyond the Company's ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

The Company discloses information on free cash flow and free cash flow as a percentage of revenues in its reporting. The Company defines free cash flow by operating income plus depreciation, depletion and amortization, non-cash charges, and adding back any impairment of mining assets. While we believe free cash flow is a useful measure of the Company's performance, we also want to advise that this is not a measure recognized by generally accepted accounting principles. See Schedule A- Reconciliation, attached to this press release.

* * * M O R E * * *
ROYAL GOLD, INC. CONSOLIDATED BALANCE SHEETS (Unaudited) For The Years Ended June 30,

ASSETS	2003	2002

Current assets
Cash and cash equivalents	$33,485,543	$11,104,140
Royalty receivables	3,125,437	3,022,214
Prepaid expenses and other	190,568	165,238
Total current assets	36,801,548	14,291,592
Royalty interests in mineral properties, net	43,559,743	7,426,687
Office furniture, equipment and improvements, net	72,551	91,518
Available for sale securities	457,584	583,771
Deferred tax asset	5,454,500	6,849,687
Other assets	12,746	346,825
Total assets	$86,358,672	$29,590,080
	===========	===========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$1,126,591	$698,136
Dividend payable	1,032,735	1,354,022
Accrued compensation	200,000	150,000
Other	146,655	99,667
Total current liabilities	2,505,981	2,301,825
Deferred tax liability	8,746,702	-
Other long term liabilities	113,489	120,525
Commitments and contingencies
Stockholders' equity
Common stock, $.01 par value, authorized 40,000,000 shares; and issued 20,883,914 and 18,279,840 shares, respectively	208,838	182,798
Additional paid-in capital	100,612,048	57,389,220
Accumulated other comprehensive income (loss)	64,963	184,981
Accumulated deficit	(24,796,477)	(29,492,397)
Treasury stock, at cost (229,226 shares)	(1,096,872)	(1,096,872)
Total stockholders' equity	74,992,500	27,167,730
Total liabilities and stockholders' equity	$86,358,672	$29,590,080
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* * * M O R E * * *
ROYAL GOLD, INC. CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (Unaudited) For The Years Ended June 30,

	2003	2002	2001
Royalty revenues	$15,788,212	$12,323,071	$5,963,153

Costs and expenses
Costs of operations	1,346,890	971,068	784,993
General and administrative	1,966,283	1,874,952	1,715,512
Non-cash employee stock option compensation expense	-	1,484,371	-
Exploration and business development	1,232,853	618,308	774,060
Impairment of mining assets	165,654	-	490,215
Depreciation, depletion and amortization	2,854,839	2,289,104	1,270,621
Total costs and expenses	7,566,519	7,237,803	5,035,401

Operating income	8,221,693	5,085,268	927,752

Interest and other income	383,957	138,671	258,010
Loss on marketable securities	-	(1,171,679)	-
Gain on sale of other assets	158,396	-	-
Interest and other expense	(126,968)	(124,672)	(24,234)
Income before income taxes	8,637,078	3,927,588	1,161,528

Deferred tax (expense) benefit	(1,708,053)	6,849,687	-
Current tax expense	(176,679)	(78,552)	(23,231)
Net income	$6,752,346	$10,698,723	$1,138,297
	==========	==========	==========
Adjustments to other comprehensive income
Unrealized gain (loss) on available for sale securities	(120,018)	184,981	(153,257)
Comprehensive income	$6,632,328	$10,883,704	$985,040
	==========	==========	==========
Basic earnings per share	$0.34	$0.60	$0.06
	==========	==========	==========
Basic weighted average shares outstanding	19,795,949	17,930,767	17,765,877

Diluted earnings per share	$0.33	$0.59	$0.06
	==========	==========	==========
Diluted weighted average shares outstanding	20,231,638	18,170,225	17,770,735
* * * M O R E * * *
ROYAL GOLD, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) For The Years Ended June 30,

	2003	2002	2001
Cash flows from operating activities

Net income	$6,752,346	$10,698,723	$1,138,297
Adjustments to reconcile net income to net cash provided by operating activities

Depreciation and depletion	2,854,839	2,289,104	1,270,621
Loss on marketable securities	-	1,171,679	-
Deferred tax expense (benefit)	1,708,053	(6,849,687)
Impairment of mining assets	165,654	-	490,215
Non-cash employee option compensation expense	-	1,484,371	-
Gain on sale of other assets	(158,396)	-	-
Other	220,346	111,603	90,472

(Increase) decrease in:
Royalty receivables	95,390	(1,803,067)	542,119
Prepaid expenses and other assets	(8,528)	51,734	65,265

Increase (decrease) in:
Accounts payable and accrued liabilities	61,421	268,984	(308,424)
Other liabilities	(7,036)	(6,575)	2,403

Net cash provided by operating activities	11,684,089	7,416,869	3,290,968
* * * M O R E * * *
ROYAL GOLD, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED) (Unaudited) For The Years Ended June 30,

	2003	2002	2001
Cash flows from investing activities
Capital expenditures for property and equipment	$(24,067)	$(34,945)	$(2,195,454)
Acquisition, net of cash acquired of $853,480	(2,296,179)	-	-
Proceeds from marketable securities	-	19	-
Purchase of available for sale securities	-	-	(250,000)
Proceeds from sale of other assets	277,283
Net cash used in investing activities	(2,042,963)	(34,926)	(2,445,454)

Cash flows from financing activities
Dividends paid	(2,377,713)	(894,490)	(885,004)
Purchase of common stock	-	-	(53,242)
Proceeds from issuance of common stock	15,117,990	38,409	23,850
Net cash provided by (used in) financing activities	12,740,277	(856,081)	(914,396)

Net increase (decrease) in cash and equivalents	22,381,403	6,525,862	(68,882)
Cash and equivalents at beginning of year	11,104,140	4,578,278	4,647,160
Cash and equivalents at end of year	$33,485,543	$11,104,140	$4,578,278
	==========	==========	==========
Supplemental Information:

The Company declared a dividend on common stock of $ 2,056,426 during fiscal 2003, which was paid in semi-annual payments in January and July 2003 of $ 1,023,691 and $ 1,032,735, respectively. The Company declared a dividend on common stock of $1,354,022 during fiscal 2002, which was paid in July 2002. The Company declared a dividend on common stock of $894,491 during fiscal 2001, which was paid in July of 2001

* * * M O R E * * *
SCHEDULE A - RECONCILIATION
Non-GAAP Financial Measures

The Company computes and discloses free cash flow, and free cash flow as a percentage of revenues, as non-GAAP financial measures. Free cash flow is defined by the Company as operating income plus depreciation, depletion and amortization, non-cash charges, and adding back any impairment of mining assets. Management believes that free cash flow, and free cash flow as a percentage of revenues, are useful measures of performance of our royalty portfolio. Free cash flow identifies the cash generated in a given period that will be available to fund the Company's future operations, growth opportunities, and shareholder dividends. Free cash flow, as defined, is most directly comparable to operating income in the Statements of Operations. Below is a reconciliation to operating income:

	For The Three Months Ended		For the Fiscal Year Ended
	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002
Operating income	$1,168,020	$506,600	$8,221,693	$5,085,268
Depreciation and depletion	929,856	598,300	2,854,839	2,289,104
Non-cash employee stock option compensation expense	-	1,484,371	-	1,484,371
Impairment of mining assets	165,654	-	165,654	-
Free cash flow	$2,263,530	$2,589,271	$11,242,186	$8,858,743
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* * * END * * *